EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The National Registry Inc. for the registration of 10,316,381 shares of its common stock and to the incorporation by reference therein of our report dated March 19, 1999, with respect to the consolidated financial statements of The National Registry Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

Tampa, Florida
March 31, 1999